                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 4, 1998

                               IOS CAPITAL, INC.
             (Exact name of registrant as specified in its charter)


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          DELAWARE               File No. 0-20405          23-2493042
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(State or other jurisdiction     (Commission File        (IRS Employer
     of incorporation)                Number)            Identification
                                                             Number)
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                    1738 Bass Road, Macon, Georgia       31210
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             (Address of principal executive offices)  (Zip Code)


                                (912) 471-2300
              Registrant's telephone number, including area code:




                                Not Applicable
                -----------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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On November 4, 1998, the Registrant's parent, IKON Office Solutions, Inc.
("IKON") announced its financial results for the quarter and fiscal year ended September 30, 1998. IKON reported a net loss of $46.2 million, or $.38 per share in the fourth quarter before transformation costs. This loss includes pretax charges of $40.4 million for expenses related to the closing of under-performing branches, executive severance packages, and the settlement of lawsuits. After transformation costs, IKON had a net loss of $61.7 million, or $.49 per share.

For the fourth quarter of fiscal 1997, IKON had net earnings of $51.4 million, or $.35 per share, before transformation costs, and net earnings of $33.0 million, or $.21 per share, including transformation costs.

IKON's new management team initiated a program in the fourth quarter of 1998 to increase productivity and reduce costs. Although IKON is beginning to see a positive impact from this program and revenues continue to grow, results for the quarter were still affected by declining gross margins and certain under-performing operations. IKON is expanding and accelerating its aggressive program to cut costs and increase productivity. As a result, IKON expects its financial performance will begin to show improvement in fiscal 1999 and that it can achieve earnings per share in the range of $.65 to $.75 for the year.

For the 1998 fiscal year's fourth quarter, IKON's revenues increased to $1.43 billion from $1.39 billion a year ago, a 2.5% gain.

For fiscal 1998, IKON had a net loss of $32.3 million or $.38 per share, before transformation costs. This loss includes pretax charges of $150 million.
After transformation costs, the loss was $83.1 million, or $.76 per share. Revenues for fiscal 1998 increased to $5.6 billion from $5.1 billion in fiscal 1997, a 10% gain.

For further information, the Registrant has filed IKON's press release dated November 4, 1998 as an exhibit to this Report.


This Report includes or incorporates by reference information which may constitute forward-looking statements about the Registrant or IKON made pursuant to the safe harbor provisions of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove correct. Such forward-looking information is based on the Registrant's or IKON's current plans or expectations, and is subject to risks and uncertainties that could significantly affect the Registrant's and/or IKON's current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, IKON's successful management of the integration of acquired companies, including companies with technical services and products that are relatively new to IKON, and also including companies outside the United States, which present additional risks relating to international operations; risks
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and uncertainties relating to conducting operations in a competitive environment; delays, difficulties, technological changes, management transitions and employment issues associated with the consolidation of business operations; risks and uncertainties associated with IKON's implementation of a preferred vendor program; risks and uncertainties relating to potential year 2000 deficiencies associated with the operation of IKON's internal systems and distributed products; debt service requirements (including sensitivity to fluctuation in interest rates); and general economic conditions. As a consequence, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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                (c)   Exhibits
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                (99)  IKON's Press Release dated November 4, 1998
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                                   SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       IOS CAPITAL, INC.



                                       By:  /s/ Harry Kozee
                                           ----------------
                                                Harry Kozee
                                                Vice President - Finance



Dated: November 4, 1998